SUB ITEM I

MFS Bond Fund, a series of MFS Series Trust IX, established a new class of shares (W), as described in the Amendment dated August 18, 2008 to the Declaration of Trust contained in Post-Effective Amendment No. 67 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on August 27, 2008, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.